                                                                   EXHIBIT

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                            ASSET PURCHASE AGREEMENT


                                  by and among


                         STYLING TECHNOLOGY CORPORATION
                                  ("Purchaser")


                          KOTCHAMMER INVESTMENTS, INC.
                                   ("Seller")


                                       and


                       JOHN M. HAMMER AND SONJA J. HAMMER,
                    TRUSTEES, THE HAMMER FAMILY LIVING TRUST,


                             THE JONES FAMILY TRUST


                                       AND
                                  GERALD KOTCH
                          (collectively "Stockholders")




                             Dated: October 29, 1996




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
                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into this 29th day of October, 1996, by and among STYLING TECHNOLOGY CORPORATION, a Delaware corporation ("Purchaser"); KOTCHAMMER INVESTMENTS, INC., a California corporation, dba Styling Research Company ("Seller"); and JOHN M. HAMMER AND SONJA J. HAMMER, TRUSTEES, THE HAMMER FAMILY LIVING TRUST dated July 3, 1993 ("Hammer Trust") ; THE JONES FAMILY TRUST dated December 19, 1989 ("Jones Trust") ; and GERALD KOTCH ("Stockholders").

                                 R E C I T A L S

                  A. Seller is engaged in the distribution of hair care products, accessories and equipment on a wholesale basis in the United States ("Seller's Business").

                  B. Stockholders collectively own 100 percent (100%) of the issued and outstanding capital stock of Seller.

                  C. Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller, certain of Seller's assets free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature, subject only to certain of Seller's liabilities, all on the terms and subject to the conditions contained in this Agreement.

                  D. Stockholders desire to cause Seller to perform its obligations under this Agreement and to make certain representations to Purchaser in connection with the transactions contemplated by this Agreement.

                                A G R E E M E N T

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

                  1.1 AGREEMENT TO PURCHASE AND SELL. On the terms and subject to the conditions contained in this Agreement, Purchaser agrees to purchase from Seller, and Seller agrees to sell to Purchaser (and Stockholders agree to cause Seller to sell to Purchaser), certain of the assets, properties and rights of Seller (tangible and intangible), which are used or associated with Seller's Business (hereinafter collectively referred to in this Agreement as the "Purchased Assets"), as more particularly referenced in Section hereof. All of the Purchased Assets shall be sold to Purchaser free and clear of any and all liens, claims, charges, liabilities, obligations, encumbrances and security interests of every kind and nature, except only the specific liabilities of Seller to be assumed by Purchaser pursuant to Section hereof.

                  1.2 ENUMERATION OF PURCHASED ASSETS. The Purchased Assets are the following items:

                           (a) ACCOUNTS RECEIVABLE. All of Seller's accounts
receivable and notes and other receivables (including accounts receivable from employees) (the "Accounts Receivable") satisfying Section 4.4(f)(iii) hereof, including but not limited to, those set forth on Schedule 1.2(a) hereto, which sets forth the amount of each receivable (note or otherwise) and the name and phone number of the payee of each note or receivable as of October 24, 1996 and which will set forth the name and mailing address of the payee of each note or receivable as of the Closing Date as defined in Section 7.1 hereof.

                           (b) FURNITURE, FIXTURES AND EQUIPMENT. The Seller's
furniture, fixtures, equipment, machinery, parts, tools and molds set forth on
Schedule 1.2(b) hereto (the "Equipment").

                           (c) INVENTORY. All inventory satisfying Section
4.4(f)(ii) hereof (the "Inventory"), including, but not limited to, the Inventory set forth on Schedule 1.2(c) hereto.

                           (d) CLAIMS AND RIGHTS TO PURCHASED ASSETS. All claims
and rights (and benefits arising therefrom) related to the Purchased Assets against all persons and entities, including, without limitation, all rights against suppliers under warranties covering any of the Equipment and Inventory.

                           (e) INTELLECTUAL PROPERTY. All intellectual property
rights, if any, that are owned by or licensed to Seller, including, without limitation, all patents and applications therefor, know-how, unpatented inventions, trade secrets, secret formulas, business and marketing plans, ideas for products or production (to the extent of Seller's right, title, and interest therein), copyrights and applications therefor, trademarks and applications therefor, service marks and applications therefor, trade names and applications therefor, and all names and slogans used by Seller (the "Intellectual Property"), including, but not limited to, the Intellectual Property set forth on Schedule 1.2(e) hereto; provided, however, that "Intellectual Property" shall not include the trade name "AMINOPURE." Attached to Schedule 1.2(e) are copies of all such business and marketing plans, license agreements, trademarks and trade names and all patents, and all applications therefor with respect to and used by Seller in Seller's Business.

                           (f) COMPUTER SOFTWARE AND HARDWARE. The computer
software and hardware owned or licensed by or to Seller that is not otherwise prohibited from transfer by contract between Seller and the owner thereof or applicable law set forth on Schedule 1.2(f) hereto.

                           (g) REAL PROPERTY LEASEHOLD IMPROVEMENTS AND
INTERESTS. The leasehold interest created by the lease of real property under which Seller is a lessee of the premises located at 5959 Topanga Canyon Boulevard, Suite 175, Woodland Hills, California (the "Lease"), together with all leasehold improvements thereon (such real property which Seller is leasing as lessee shall hereinafter be referred to as the "Leased Realty"). Schedule 1.2(g) hereto sets forth an itemized list of the Leased Realty and attached thereto are copies of all the lease agreements and amendments thereto.

                           (h) LEASED PERSONALTY. The leasehold interests
created by lease of personal property used with respect to Seller's Business, under which Seller is a lessee, set forth on Schedule 1.2(h) hereof, and any maintenance contracts and deposits in connection therewith (such personal property



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that Seller is leasing as lessee and that is set forth on Schedule 1.2(h) hereof shall herein be referred to as "Leased Personalty"). Attached to Schedule 1.2(h) are copies of all the lease agreements listed on Schedule 1.2(h).

                           (i) NAMES. All right, title and interest in and to
the names "Styling Research Company" and "SRC" and any derivations thereof (the "Names").

                           (j) DEPOSITS AND PREPAID EXPENSES. The deposits and
prepaid expenses (the "Deposits"), set forth on Schedule 1.2(j) hereto (including any deposits with respect to the Lease assumed by Purchaser pursuant to Section 2.1(b) hereof). "Deposits" shall not include any prepaid expense for which the independent certified public accountants selected by Purchaser cannot determine a value under generally accepted accounting principles.

                           (k) REDKEN AGREEMENT. Seller's rights under that
certain Asset Purchase Agreement dated December 3, 1993 between Seller and Redken Laboratories, Inc. ("Redken") (the "Redken Agreement"), including, without limitation, the rights to all formulas and other intellectual property under the Redken Agreement other than rights to the "AMINOPURE" trademark.

                           (l) NOBLE DISTRIBUTION SYSTEMS AGREEMENT. Seller's
rights under that certain warehousing agreement dated June 1, 1996 between Noble Distribution Systems and Seller ("Noble Distribution Agreement").

                  1.3 EXCLUDED ASSETS. All other assets of Seller shall be excluded from the purchase and sale contemplated by this Agreement and shall be retained by Seller (the "Excluded Assets"), including, but not limited to, all insurance policies of Seller and all rights thereunder and all cash on hand and in banks and all right, title and interest in and to Seller's bank accounts.

                                   ARTICLE II
                            ASSUMPTION OF LIABILITIES

                  2.1 ASSUMED LIABILITIES. At the Closing as defined in Section
7.1 hereof, Purchaser shall assume only the following liabilities and obligations of Seller ("Assumed Liabilities"):

                           (a) LIABILITIES FOR LEASED PERSONALTY. Liabilities
and obligations arising under those operating leases and capitalized leases for the Leased Personalty described in Section 1.2(h) hereof.

                           (b) LIABILITIES FOR THE LEASED REALTY. Liabilities
and obligations arising under the Lease.

                           (c) LIABILITIES RESPECTING NOBLE DISTRIBUTION
AGREEMENT. All obligations and liabilities arising under the Noble Distribution Agreement.

                           (d) REDKEN AGREEMENT. Seller's obligations arising
under the Redken Agreement and all obligations and liabilities of John Hammer and Gerald Kotch, respectively, under those certain Guaranty Agreements in favor of Redken dated December 8, 1993 (the "Redken Guarantees").




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
                           (e) OPEN PURCHASE ORDERS. All of Seller's obligations
under its purchase orders for merchandise for which the merchandise ordered thereunder remains unshipped or undelivered as of the Closing Date; provided, however, that the obligations shall only be assumed pursuant to this Section 2.1(e) if, as of the Closing Date, such related merchandise is not included in the calculation of Total Current Assets.

                  2.2 EXCLUDED LIABILITIES. Except only with respect to the Assumed Liabilities set forth in Section 2.1 hereof, Purchaser shall not directly or indirectly pay, perform or discharge any other claims, obligations or liabilities of Seller or Stockholders.

                                   ARTICLE III
                      PURCHASE PRICE AND MANNER OF PAYMENT

                  3.1 PURCHASE PRICE. The total purchase price of the Purchased Assets (the "Purchase Price") shall be the sum of (a) Four Hundred Fifty Thousand Dollars ($450,000) (the "Cash Component"), (b) a promissory note of Purchaser with a principal amount of $200,000, subject to adjustment as set forth in Section 3.2(d) hereof, as set forth in Section 3.2(b) below (the "Purchaser Note"), (c) the common stock of Purchaser with a value on the Closing Date of $50,000 as set forth in Section 3.2(c) below ("Purchaser Stock"), and
(d) the assumption of the Assumed Liabilities.

                  3.2 PAYMENT OF PURCHASE PRICE. At the Closing, Seller shall be entitled to receive an amount equal to the Purchase Price payable as follows:

                           (a) CASH. At the Closing, Purchaser shall pay to
Seller, by wire transfer, the Cash Component less the Earnest Deposit provided in Section 3.3 hereof.

                           (b) PURCHASER NOTE. At the Closing, Purchaser shall
deliver to Seller the Purchaser Note which shall be secured by a first lien on the Purchased Assets (as defined in Section 1.1 hereof) pursuant to the terms of a security agreement (the "Security Agreement"), in form and substance reasonably acceptable to Purchaser and Seller, shall bear simple interest at ten percent (10%) per annum, shall provide for quarterly payments of principal and interest amortized over a period of thirty (30) months and shall be prepaid, without penalty, within five (5) days following Purchaser's second public financing (or in the event the financing of this acquisition is from funds other than the proceeds of an initial public financing, then following Purchaser's initial public financing). The Purchaser Note shall be subject to a right of offset to the extent of any Accounts Receivable (not previously excluded under Section 3.2(d) in determining Total Current Assets) that have not been collected within the 90 days following the Closing Date. In addition, the Purchaser Note may be assigned to one or more Stockholders or their affiliates.

                           (c) COMMON STOCK. At the Closing, Purchaser shall
deliver to Seller shares of Common Stock of Purchaser (the "Purchaser Stock") equal in value on the Closing Date to Fifty Thousand Dollars ($50,000), based on the initial public offering price per share of the Purchaser Stock; provided, however, that in the event that the Purchaser Stock shall not have been the subject of an initial public offering at the time of the Closing, Seller may elect to (i) receive such Purchaser Stock based on the fair market value per share of the Purchaser Stock as determined by an independent securities dealer acceptable to Seller and Purchaser, or (ii) require Purchaser to issue to Seller a convertible subordinate debenture in the principal amount of Fifty Thousand Dollars ($50,000) and bearing interest at ten percent



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(10%) (the "Convertible Debenture"). Such Convertible Debenture would have a term of five years, would require quarterly payments of interest only, would be secured by a lien on the Purchased Assets (as defined in Section 1.1 hereof) second only to the lien securing the Purchaser Note, and would be convertible into Purchaser Stock during the ten (10) day period commencing on the date of Purchaser's initial public offering. To the extent reasonably required by Purchaser, Seller shall, prior to the delivery of the Purchaser Stock, execute a Subscription Agreement with respect to the issuance of the Purchaser Stock in a form reasonably acceptable to Seller. The Purchaser Stock or the Convertible Debenture, as the case may be, shall be subject to the terms of a separate Escrow Agreement in form and substance reasonably satisfactory to Purchaser and Seller which provides for a right of offset to the extent of any liabilities owing by Seller or any Stockholder pursuant to Article IX or Article X hereof.

                           (d) ADJUSTMENT TO PURCHASE PRICE. If the Purchased
Assets have a total tangible asset value as defined by generally accepted accounting principles (the "Total Current Assets"), as of the Closing Date (as determined by Arthur Andersen LLP), that is less than Six Hundred Fifty Thousand Dollars ($650,000) (the "Minimum Asset Level"), then the Purchase Price set forth in Section 3.1 shall be reduced by reducing the Purchaser Note component by an amount equal to the difference between the Minimum Asset Level and the value of the Total Current Assets as of the Closing Date. In determining Total Current Assets, (i) Accounts Receivable shall only include those Accounts Receivable satisfying Section 4.4(f)(iii); (ii) Inventories shall only include those Inventories satisfying Section 4.4(f)(ii) hereof together with shaded salonwear covered by the Kotch Guarantee referred to in Section 8.7 hereof. Notwithstanding any other provision of this Agreement, neither Seller nor any Stockholder shall have any liability for breach of the representations and warranties contained in Sections 4.4(f)(ii) and 4.4(f)(iii) with respect to Accounts Receivable or Inventories excluded in determining Total Current Assets.

                  3.3 DEPOSIT. Upon Purchaser's approval of the results of the audit and due diligence review as set forth in Section 6.2(h) and Section 6.2(i) hereof, Purchaser shall deliver to Seller a cashier's check in the amount of Fifty Thousand Dollars ($50,000) on account of the Purchase Price (the "Earnest Deposit"); provided, however, that if such audit or due diligence review has not been completed by November 30, 1996, Purchaser shall deliver the Earnest Deposit to Seller but shall retain the right to approve the results of the audit and due diligence review as set forth in Section 6.2(h) and Section 6.2(i) hereof. In the event the Closing does not occur, the Earnest Deposit shall be retained or returned as specified in Article XI hereof.

                  3.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as set forth in Schedule 3.4 hereto. The allocations will be made in accordance with the rules promulgated under Section 1060 of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  4.1 GENERAL STATEMENT. The parties make the representations and warranties to each other that are set forth in this Article IV. All such representations and warranties and all representations and warranties that are set forth elsewhere in this Agreement shall survive the Closing (and none shall merge into any instrument of conveyance), regardless of any knowledge or belief, investigation or lack of investigation by any of the parties to this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Representations and



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warranties of the parties are initially made as of the date hereof and are to be true and correct as of the Closing Date except as otherwise provided in Sections 6.1(d) and 6.2(d) hereof.

                  4.2 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller and Stockholders to enter into this Agreement and to perform Seller's and Stockholders' obligations hereunder, and with full knowledge that Seller and Stockholders will rely thereon, Purchaser represents and warrants the truth, accuracy and completeness of the following, and subject only to the information specifically set forth in the disclosure schedules called for by this Agreement (the "Purchaser Disclosure Schedules"):

                           (a) ORGANIZATION. Purchaser is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware.

                           (b) POWER AND AUTHORITY. Purchaser has full corporate
power and authority to execute and deliver this Agreement and the Other Purchaser Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Purchaser Agreements by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Purchaser's board of directors, and no other corporate proceedings on the part of Purchaser are required to authorize the execution and delivery of this Agreement, the Other Purchaser Agreements or the consummation of the transactions contemplated hereby or thereby. As used in this Agreement, the term "Other Purchaser Agreements" means, collectively, the Purchaser Note, the Assumption Agreement, the Lease Assumption Agreement, the Security Agreement, the Escrow Agreement, the Kotch Employment Agreement and, if applicable, the Convertible Debenture.

                           (c) ENFORCEABILITY. This Agreement and the Other
Purchaser Agreements have been or will be duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

                           (d) CONFLICTS; CONSENTS. Neither the execution and
delivery of this Agreement and the Other Purchaser Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Certificate of Incorporation or the Bylaws of Purchaser; (ii) any license, instrument, contract or agreement to which Purchaser is a party or by which Purchaser is bound; or
(iii) any law, order, rule, regulation, writ, injunction or decree that is applicable to Purchaser. Neither the execution and delivery of this Agreement or the Other Purchaser Agreements by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any governmental entity or other person.

                           (e) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND
WARRANTIES. The copies of all documents identified on Schedule 4.2(e) hereof furnished to Seller and its representatives by or on behalf of Purchaser and its representatives are true, complete and correct in all material respects. No representation or warranty of Purchaser contained in this Agreement, and no statement contained in the Exhibits, the Schedules or the other documents delivered by or on behalf of Purchaser or its representatives pursuant to or in connection with this Agreement or any of the transactions contemplated hereby or thereby contains any untrue statement of a material fact, or omits to state any material fact



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required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                           (f) STATUS OF COMMON STOCK TO BE ISSUED. The shares
of Common Stock to be issued pursuant to Section 3.2(c) hereof will be, when issued, validly authorized and issued, fully paid, nonassessable, and free of preemptive or other similar rights.

                  4.3 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS. To induce Purchaser to enter into this Agreement and to perform Purchaser's obligations hereunder, and with full knowledge that Purchaser will rely thereon, each Stockholder represents and warrants, severally and not jointly, as to himself, the truth, accuracy and completeness of the following as of the Closing Date, unless otherwise noted, and subject to the information expressly set forth in the disclosure schedules of the Stockholders called for by this Agreement (the "Stockholder Disclosure Schedules"):

                           (a) OWNERSHIP. Except as set forth in Schedule
4.3(a), such Stockholder owns the percent of the issued and outstanding capital stock of Seller set forth below free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature:

                           John M. Hammer and Sonja J. Hammer,
                             Trustees, the Hammer Family
                             Living Trust dated July 3, 1993         45%
                           The Jones Family Trust
                             dated December 19, 1989                 20%
                           Gerald Kotch                              35%

                           (b) POWER AND AUTHORITY. Such Stockholder has full
right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                           (c) ENFORCEABILITY. This Agreement has been duly
executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against such Stockholder in accordance with its terms.

                           (d) CONFLICTS; CONSENTS. Neither the execution and
delivery of this Agreement nor the consummation of the transactions contemplated hereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) any license, instrument, contract or agreement to which such Stockholder is a party or by which such Stockholder is bound; or (ii) any law, order, rule, regulation, writ, injunction or decree that is applicable to such Stockholder. Neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, will result in the creation of any lien, claim, charge, encumbrance or security interest of any nature or type whatsoever with respect to the Purchased Assets. Except as set forth in Schedule 4.4(e), neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by Stockholder of the transactions contemplated hereby, will require any consent or approval of, or any filing with, any governmental entity or other person.




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
                           (e) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND
WARRANTIES. No representation or warranty of such Stockholder contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein not misleading.

                  4.4 REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS. To induce Purchaser to enter into this Agreement and to perform Purchaser's obligations hereunder, and with full knowledge that Purchaser will rely thereon, Seller and each Stockholder, jointly and severally, represent and warrant the truth, accuracy and completeness of the following, subject only to the information specifically set forth in the schedules called for by this Agreement (the "Seller Disclosure Schedules").

                           (a) ORGANIZATION. Seller is a corporation duly
organized, validly existing and in good standing under the laws of the State of California.

                           (b) QUALIFICATION. Seller has qualified as a foreign
corporation, and is in good standing, under the laws of all jurisdictions where the failure to qualify would have a material adverse effect on its business (all of such jurisdictions are referred to herein collectively as the "Foreign Jurisdictions"). Schedule 4.4(b) hereto contains a list of the Foreign Jurisdictions and a list of all addresses at which Seller conducts business or owns or holds assets.

                           (c) POWER AND AUTHORITY. Seller has full corporate
power and authority to execute and deliver this Agreement and the Other Seller Agreements, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Other Seller Agreements by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by Seller's board of directors and stockholders, and no other corporate proceedings on the part of Seller are required to authorize the execution and delivery of this Agreement, the Other Seller Agreements or the consummation of the transactions contemplated hereby and thereby. As used in this Agreement, the term "Other Seller Agreements" means, collectively, the consents, the assignments of the Contracts, and the Bill of Sale.

                           (d) ENFORCEABILITY. This Agreement and the Other
Seller Agreements have been or will be duly executed and delivered on behalf of Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                           (e) CONFLICTS; CONSENTS. Except as set forth in
Schedule 4.4(e) hereof, neither the execution and delivery of this Agreement and the Other Seller Agreements, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, violate or result in a breach of or default under (with or without the giving of notice or the passage of time, or both): (i) the Articles of Incorporation or Bylaws of Seller; (ii) any material license, instrument, contract or agreement to which Seller is a party or by which Seller is bound; or (iii) any law, order, rule regulation, writ, injunction or decree that is applicable to Seller. Except as set forth in
Schedule 4.4(e) hereof, neither the execution and delivery of this Agreement or the Other Seller Agreements by Seller, nor the consummation by Seller of the transactions contemplated hereby or thereby, will require any consent or approval of, or any filing with, any governmental entity or other person.




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
                           (f) ASSETS.

                                    (i) Except as set forth in Schedule 4.4(f),
Seller has good and marketable title to and rightful possession of all of the Purchased Assets, free and clear of any and all mortgages, liens, pledges, privileges, claims, rights, charges, encumbrances and security interests of whatsoever kind or nature.

                                    (ii) The Inventories of Seller are stated at
not more than the lower of cost or market, with adequate adjustments for obsolete, obsolescent or otherwise not readily marketable items. The Inventories of Seller are in good and merchantable condition and none of such Inventories is obsolete (except that this representation shall not apply to shaded salon wear listed on Schedule 4.4(f)(ii)).

                                    (iii) The Accounts Receivable reflected in
the Balance Sheet and those existing since the date of the Balance Sheet or existing on the books of Seller at the Closing are good and collectible within ninety (90) days after the Closing Date, and none of such Accounts Receivable are subject to the return of the merchandise or other property the selling price of which is represented thereby, or to offsets or counterclaims, the extent of which is in excess of any reserves for collectibility thereof reflected therein.

                                    (iv) The Equipment of the Seller as defined
in Section 1.2(b) is being sold "as is" without representation or warranty.

                           (g) CONTRACTS. Attached hereto are true, complete and
correct copies of the Redken Agreement, the Redken Guarantees, the Noble Distribution Agreement, the Lease and all agreements relating to Leased Personalty and open purchase orders, together with all amendments thereto or interpretations thereof, such as arbitration decisions and the like, to which Seller is a party or is bound. All of the foregoing contracts and agreements are referred to herein collectively as the "Contracts." Each of the Contracts is in full force and effect and enforceable in accordance with its respective terms and conditions, and (i) there is not existing any default, or event or condition which, with the giving of notice or the passage of time, or both, would constitute an event of default, by Seller or Stockholders or any of them, or, to the best knowledge and belief of Seller and each Stockholder, any other party thereto under any of the Contracts; (ii) no party to any of the Contracts has given any notice of default or termination, nor does any Stockholder or Seller have any reason to believe that such notice shall be given; and (iii) Seller has not waived any material right under or with respect to any of the Contracts.

                           (h) INTELLECTUAL PROPERTY. Seller owns or holds all
of the rights to use all trademarks, trade names, fictitious names, service marks, patents and copyrights that are used in the conduct of its business. To the best knowledge and belief of Seller and each Stockholder, none of the matters covered by the Intellectual Property, nor any of the products or services sold or provided by Seller, nor any of the processes used or the business practices followed by Seller, infringes or has infringed upon any trademark, trade name, fictitious name, service mark, patent or copyright owned by any person or entity, or constitutes unfair competition. To the best knowledge and belief of Seller and each Stockholder, Seller is not obligated to pay any royalty or other payment with respect to any of the Intellectual Property. To the best knowledge and belief of each Stockholder and Seller, no person or entity is producing, providing, selling or using products or services that would constitute an infringement of any of the Intellectual Property.



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
                           (i) LITIGATION. There is no litigation or proceeding,
in law or in equity, and there are no proceedings or investigations or inquiries before any commission or other governmental or private administrative authority pending, or to the best knowledge and belief of Seller and each Stockholder, threatened, against Seller with respect or affecting the business or financial condition of Seller, or the consummation of the transaction herein contemplated, or with respect to or affecting the use of the Purchased Assets of Seller (either by Purchaser or Seller after the Closing Date or by Seller prior thereto).

                           (j) UNASSERTED CLAIMS. There are no facts that, if
known by a potential claimant or governmental authority, would give rise to a claim or proceeding that, if asserted or conducted with results unfavorable to Seller, would have a material adverse effect on the business or financial condition of Seller or the consummation of the transactions herein contemplated, or the use of the Purchased Assets after the Closing.

                           (k) ABSENCE OF PRODUCT OR SERVICE WARRANTIES. Except
as set forth in Schedule 4.4(k), there are no material claims pending or, to the best knowledge and belief of Seller and each Stockholder, anticipated or threatened against Seller with respect to the quality of or absence of defects in Seller's products or services. Seller has not been required to pay direct, incidental or consequential damages to any person in connection with any of such products or services at any time since Seller acquired Seller's business on December 8, 1993.

                           (l) ABSENCE OF JUDICIAL ORDERS. Seller is not a party
to any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting the Purchased Assets.

                           (m) COMPLIANCE WITH LAW. Seller, the conduct of
Seller's Business, the use by Seller of Seller's properties, assets and personnel, the provision of Seller's services, and the business activities of Seller are in compliance with all applicable laws, and Seller is not in violation of, or delinquent in respect to, any decree, order or arbitration award or law or regulation of or agreement with, or any license, permit, approval or authority from, any governmental or private authority or body to which any of its properties, assets, personnel or business activities are subject, the non-compliance with, or violation of, which would have a material and adverse effect on the Purchased Assets. Except as set forth in Schedule 4.4(m) hereto, Seller has not received notice of any violation of a type referred to in any portion of this Section 4.4(m).

                           (n) ACCURACY OF DOCUMENTS, REPRESENTATIONS AND
WARRANTIES. The copies of all documents identified in Schedule 4.4(n) hereto furnished to Purchaser, or any of its representatives by or on behalf of Seller or any of its representatives are true, complete and correct in all material respects. No representation or warranty of Seller or of any Stockholder contained in this Agreement contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading. The Stockholder has no knowledge or belief that any statement contained in the Exhibits or the Seller Disclosure Schedules delivered by or on behalf of Seller or its representatives pursuant to or in connection with this Agreement or any of the transactions contemplated hereby or thereby contains any untrue statement of a material fact, or omits to state any material fact required to be stated herein or therein in order to make the statements contained herein or therein not misleading.

                  4.5 FURTHER REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to enter into this Agreement and for the benefit of Purchaser, Seller further represents and warrants as follows:

                           (a) ABILITY TO BEAR RISKS; BUSINESS AND FINANCIAL
KNOWLEDGE AND EXPERIENCE. Seller (i) can bear the economic risk of the acquisition of the Purchaser Stock, including the complete loss of its investment, and (ii) has sufficient knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of its acquisition of the Purchaser Stock.

                           (b) KNOWLEDGE RESPECTING PURCHASER. Seller (i) knows
or has had the opportunity to acquire all information concerning the business, affairs, financial condition, plans and prospects of Purchaser which Seller deems relevant to make a fully informed decision respecting the acquisition of the Purchaser Stock, (ii) has been encouraged and has had the opportunity to rely upon the advice of Seller's legal counsel and accountants and other advisers with respect to the acquisition of the Purchaser Stock, and (iii) has had the opportunity to ask such questions and receive such answers and information respecting, among other things, the business, affairs, financial condition, plans and prospects of Purchaser and the terms and conditions of the purchase of the Purchaser Stock as Purchaser has requested so as to more fully understand its investment.

                           (c) ABSENCE OF REPRESENTATIONS AND WARRANTIES. Seller
confirms that neither Purchaser nor anyone purportedly acting on behalf of Purchaser has made any representations, warranties, agreements or statements other than those contained herein respecting the business, affairs, financial condition, plans or prospects of Purchaser nor has Seller relied on any representations, warranties, agreements or statements in the belief that they were made on behalf of any of the foregoing nor has Seller relied on the absence of any such representations, warranties, agreements or statements in reaching its decision to acquire the Purchaser Stock.

                           (d) NO DISTRIBUTION. Seller is acquiring the
Purchaser Stock for Seller's own account without a view to public distribution or resale, and Seller does not have any contract, undertaking, agreement or arrangement to transfer, sell or otherwise dispose of any portion of the Purchaser Stock or any interest therein to any other person except to Stockholders.

                           (e) STOCK TO BE RESTRICTED. Seller understands that
the Purchaser Stock may be restricted securities within the meaning of Rule 144 under the Securities Act of 1933, as amended (the "1933 Act").

                           (f) NO REGISTRATION. Except as provided in Section
9.2 hereof, Seller understands that the Purchaser Stock may not be registered under the 1933 Act or the securities laws of any state and must be held indefinitely without any transfer, sale or other disposition unless the Purchaser Stock is registered under the 1933 Act and the securities laws of any applicable states or, in the opinion of counsel for Seller, registration is not required under the 1933 Act or such state securities laws as the result of an available exemption.

                           (g) NO OBLIGATION TO REGISTER. Seller understands
that (i) Purchaser will be under no obligation to register the Purchaser Stock under the 1933 Act or the securities laws of any state or to take any action which would make available any exemption from such registration and (ii) Seller therefor may be precluded from transferring, selling or otherwise disposing of the Purchaser Stock or any interest therein for an indefinite period of time or at any particular time.

                           (h) LEGEND ON CERTIFICATE. Seller understands and
agrees that there shall be endorsed on the certificates evidencing the Purchaser Stock a legend substantial to the following effect:


                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

                           (i) STOP ORDERS. Seller understands that Purchaser
and its transfer agent, if any, may refuse to effect a transfer, sale or other disposition of any of the Purchaser Stock by Seller or its successors or assigns otherwise than as contemplated hereby. Notwithstanding the provisions of this
Section 4.5, Seller shall have the right to transfer, sell or dispose of its Purchaser Stock at any time, subject to applicable federal and state securities law.

                           (j) RELIANCE UPON INFORMATION. Seller understands
that the Purchaser Stock may be issued in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Purchaser may be relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the suitability of Seller to acquire the Purchaser Stock.

                                    ARTICLE V
                          CONDUCT PRIOR TO THE CLOSING

                  5.1 GENERAL. Seller, Stockholders and Purchaser shall have the rights and obligations with respect to the period between the date hereof and the Closing Date which are set forth in the remainder of this Article V.

                  5.2 SELLER AND STOCKHOLDERS. The following are the obligations of Seller and/or Stockholders:

                           (a) ACCESS TO RECORDS. Seller, Stockholders and
Seller's officers, agents, representatives and accountants shall fully cooperate with Purchaser, and shall give to Purchaser's officers, agents, representatives, employees, attorneys, consultants and accountants reasonable access during normal business hours to all of the properties, books, contracts, documents and records of Seller, excluding the minutes of Seller's meetings and negotiations with other prior prospective purchasers of the stock or assets of Seller, and shall furnish to Purchaser such information as Purchaser may at any time and from time to time reasonably request. Seller and Stockholders understand and agree that prior to the Closing, Purchaser's certified public accountants shall perform an audit with respect to Seller, and Seller and Stockholders agree to cooperate fully with Purchaser's accountants.

                           (b) CERTAIN TRANSACTIONS. Seller shall not, without
the prior written consent of Purchaser (which consent shall not be unreasonably withheld); (i) create or suffer to exist any material liens or encumbrances with respect to any of the Purchased Assets which shall not be discharged at or prior to the Closing Date, other than liens for nondelinquent taxes; (ii) sell or transfer any Purchased Assets or property (including sales and transfers to a person or entity controlling, controlled by or under common control with Seller) other than in the ordinary course of business; (iii) make any material change in the conduct or nature of any aspect of its business, whether or not in the ordinary course of business or whether or not the change has or will have a material adverse affect on the Purchased Assets; and (iv) waive any material rights with respect to the Purchased Assets.

                           (c) CONFIDENTIALITY. Seller and each Stockholder
shall maintain as confidential the discussions between them and Purchaser, and the terms and conditions of this Agreement, and except as required by law shall not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing, and if the Closing shall not occur then at all times thereafter, without the prior written consent of Purchaser.

                           (d) EXCLUSIVITY. Seller and each Stockholder shall
negotiate the sale of the Purchased Assets with Purchaser and its affiliates only, and shall not directly or indirectly enter into any discussion with or disclose any information in relation to Seller to any other person unless this Agreement has been terminated in accordance herewith, with a view to the sale of the assets or stock of Seller. Seller and Stockholders shall promptly advise Purchaser of any initiatives after the date hereof by any other person, firm or other entity to so acquire the assets or stock of Seller and the terms and conditions thereof.

                           (e) CONSENTS. Seller and each Stockholder shall use
their reasonable efforts and make every good faith attempt to obtain any consent and estoppel letters necessary in connection with the assignment of the Purchased Assets to Purchaser hereunder, including, without limitation, any required consent from Redken, but excluding any consents or estoppel letters relating to the Accounts Receivable and which may be required for such assignment to be effective, the failure to obtain any of which would have a material adverse effect on Purchaser's use or enjoyment of the Purchased Assets. Purchaser shall cooperate with Seller in its attempts to obtain such consents and estoppel letters.

                  5.3 PURCHASER CONFIDENTIALITY. From and after the date of this Agreement until the Closing, or in the event that the Closing shall not occur then thereafter, except as required by the Securities and Exchange Commission, other state or federal regulatory agencies, or others as required relating to the anticipated securities offering, Purchaser shall not disclose to any third party (other than to its directors, officers and employees having a need to know such information in connection with the transaction contemplated hereby, or to its attorneys, accountants, consultants, lenders, investment bankers, and their attorneys), or use for any purpose other than as contemplated by this Agreement, any proprietary information regarding Seller, the discussions between it and Seller and the terms and conditions of this Agreement. Purchaser acknowledges that during the negotiations leading to this Agreement and as required by the terms and conditions hereof, Seller shall have disclosed certain information relating to all aspects of its business, including but not limited to Seller's finances, its methods of doing business, and its pricing (internal and that of its customers). Purchaser acknowledges that certain of this information may be proprietary information of Seller which information, if proprietary, Purchaser agrees not to disseminate to others except as hereinabove described, nor to use or permit to be used through its agents, employees or others on behalf of Purchaser to damage Seller. The preceding two sentences shall not apply to information that (i) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Purchaser in violation of this Agreement; (ii) was previously known by Purchaser; (iii) is subsequently obtained by Purchaser from an independent third-party source having no obligation of confidentiality to Seller; or (iv) is required to be disclosed by law. Purchaser shall timely advise Seller of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information so that Seller can seek appropriate legal relief.

                  5.4 JOINT OBLIGATIONS. The following shall apply with equal force to Seller, Stockholders and Purchaser:

                           (a) NOTICE. Each party shall promptly give the other
party written notice of the existence or occurrence of any condition which would make any representation or warranty of the notifying party untrue or that might reasonably be expected to prevent the consummation of the transactions herein contemplated.

                           (b) PERFORMANCE. No party shall intentionally perform
any act that, if performed, or intentionally omit to perform any act that, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto or that would result in any representation or warranty herein contained of that party being untrue in any material respect as of the date hereof and as if originally made on and as of the Closing Date.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

                  6.1 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. The obligation of Seller to consummate the transactions contemplated hereby is subject to fulfillment by Purchaser or written waiver by Seller, of each of the following conditions precedent on or prior to the Closing Date.

                           (a) TRUTH OF REPRESENTATIONS AND WARRANTIES. Each and
every representation and warranty made by Purchaser shall have been true and complete in all material respects when made and shall be true and complete in all material respects as if originally made on and as of the Closing Date.

                           (b) ASSUMED LIABILITIES. Purchaser shall have entered
into the Assumption Agreement (the "Assumption Agreement"), in form and substance reasonably satisfactory to Purchaser and Seller pursuant to which Purchaser shall have assumed the Assumed Liabilities and a lease assumption agreement (the "Lease Assumption Agreement") pursuant to which Purchaser shall have assumed the Lease.

                           (c) OBLIGATIONS PERFORMED BY PURCHASER. All
obligations of Purchaser to be performed hereunder through, and including on, the Closing Date (including, without limitation, all obligations that Purchaser would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed in all material respects.

                           (d) PURCHASER'S CLOSING CERTIFICATE. Purchaser shall
have executed a closing certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Purchaser hereto ("Purchaser's Closing Certificate"), pursuant to which (i) Purchaser shall represent and warrant to Seller that Purchaser's representations and warranties to Seller are true and complete as of the Closing Date as if then originally made (or, if any such representation or warranty is untrue or incomplete in any respect, specifying the respect in which the same is untrue or incomplete), (ii) that all covenants required by the terms hereof to be performed by Purchaser on or before the Closing have been so performed, and (iii) that all documents to be executed and delivered by Purchaser at or prior to the Closing have been executed by a duly authorized officer of Purchaser.

                           (e) NO SUIT, PROCEEDING OR INVESTIGATION. No suit,
proceeding or investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

                           (f) EMPLOYMENT AGREEMENT. Purchaser shall have
executed an Employment Agreement between Purchaser and Gerald Kotch (the "Kotch Employment Agreement") in form and content satisfactory to Gerald Kotch and Purchaser.

                           (g) RECEIPT OF OPINION OF COUNSEL FOR PURCHASER.
Seller shall have received a favorable opinion of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., counsel for Purchaser, in form and substance satisfactory to Seller's counsel, confirming the following:

                                    (i) Purchaser is a corporation duly
organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and properties and to carry on its business as it is now being conducted and qualified to do business and in good standing under the laws of each jurisdiction which requires such qualification because of ownership or leasing of any assets or properties or any operations relating to its business except where the failure to so qualify would not have a material adverse effect on Purchaser.

                                    (ii) The execution and delivery of this
Agreement and the Other Purchaser Agreements, the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not violate any provision of Purchaser's certificate of incorporation or bylaws nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description of which such counsel has knowledge to which Purchaser is a party or by which it is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator of which such counsel has knowledge, or any applicable law, rule or regulation.

                                    (iii) Purchaser has full power and authority
to execute, deliver and perform this Agreement, and this Agreement is the legal and binding obligation of it and is enforceable against it in accordance with its terms.

                                    (iv) Such counsel has no knowledge of any
suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against or affecting Purchaser, its business or its assets and properties, or of any litigation affecting the right of Purchaser to enter into or perform this Agreement in any court or before or by any federal, state or governmental department or agency or of the existence of any order, judgment, decree or ruling of any court or governmental department or agency affecting Purchaser's business or its assets and properties.

                                    (v) The Purchaser Stock, when authorized,
issued and delivered in connection with the transactions contemplated by this Agreement, will be legally issued, fully paid and non-assessable.

                  6.2 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser to consummate the transactions contemplated hereby are subject to the fulfillment by Seller and/or Stockholders or written waiver by Purchaser, of each of the following conditions precedent on or prior to the Closing Date.

                           (a) REPRESENTATIONS AND WARRANTIES. Each and every
representation and warranty made by Seller and/or Stockholders shall be true and correct in all material respects when made and shall be true and correct in all material respects as if originally made on and as of the Closing Date.

                           (b) OBLIGATIONS PERFORMED BY SELLER AND STOCKHOLDERS.
All obligations of Seller and/or Stockholders to be performed hereunder through and including on the Closing Date (including, without limitation, all obligations which Seller and/or Stockholder would be required to perform at the Closing if the transaction contemplated hereby was consummated) shall have been performed in all material respects.

                           (c) CONSENTS. All of the consents and estoppel
letters referred to in Section 5.2(e) hereof shall have been obtained.

                           (d) CLOSING CERTIFICATE OF SELLER AND STOCKHOLDERS.
Seller and each Stockholder shall have executed a closing certificate, dated the Closing Date, in form and substance reasonably satisfactory to Purchaser and Seller ("Seller's Closing Certificate"), pursuant to which Seller and each Stockholder severally and not jointly represent and warrant to Purchaser that except as otherwise expressly provided for in this Agreement (i) between the date of this Agreement and the Closing Date there shall have been no material adverse change in the assets of Seller, and (ii) that (A) Seller's and Stockholder's representations and warranties to Purchaser are true and complete as of the Closing Date as if then originally made (or if any such representation or warranty is untrue or incomplete in any respect, specifying the respect in which the same is untrue or incomplete); (B) all covenants and obligations required by the terms hereof to be performed by Seller and each Stockholder on or before the Closing Date have been fully performed; and (C) all documents to be executed and delivered by Seller and/or Stockholders at or prior to the Closing have been executed by duly authorized officers of Seller and/or Stockholder.

                           (e) EMPLOYMENT AGREEMENT. Gerald Kotch shall have
entered into the Kotch Employment Agreement in form and content satisfactory to Gerald Kotch and Purchaser.

                           (f) ABSENCE OF SUITS. No suit, proceeding or
investigation shall have been commenced or threatened by any governmental authority or private person on any grounds to restrain, enjoin or hinder, or to seek material damages on account of, the consummation of the transactions herein contemplated.

                           (g) BILL OF SALE AND DOCUMENTS OF TITLE. Seller shall
have delivered to Purchaser the Bill of Sale and the Assumption Agreement together with such other documents of title and transfer as Purchaser may reasonably request transferring to Purchaser all right, title and interest in and to the Purchased Assets free and clear of all liens, claims, charges, liabilities, encumbrances and security interests of whatsoever kind and nature, subject only to the Assumed Liabilities.

                           (h) RECEIPT OF SATISFACTORY AUDIT REPORT. Purchaser
shall have received and approved, in Purchaser's sole discretion, the audit report by a certified public accounting firm engaged by Purchaser. If for any reason whatsoever, the transactions contemplated by this Agreement are not consummated, Purchaser shall deliver to Seller the audit results.

                           (i) PURCHASER'S DUE DILIGENCE. Purchaser shall have
completed its due diligence investigation of Seller and the results of such due diligence shall have been satisfactory to Purchaser, in its sole discretion. Such due diligence shall include, but shall not be limited to, Purchaser's review of the Redken Agreement and the Redken Guarantees, and the inventory related thereto, all of which shall be satisfactory to Purchaser in its sole discretion.

                           (j) CONSENTS AND APPROVALS. Purchaser shall have
received all necessary consents and approvals with respect to the issuance of the Purchaser Stock pursuant to this Agreement.

                           (k) RECEIPT OF OPINION OF COUNSEL FOR SELLER.
Purchaser shall have received a favorable opinion of Arter & Hadden, counsel for Seller, in form and substance satisfactory to Purchaser's counsel, dated the Closing Date, and confirming the following:

                                    (i) Seller is a corporation duly organized,
validly existing and in good standing under the laws of the State of California and has the corporate power to own its assets and properties and to carry on its business as it is now being conducted and qualified to do business and in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify would not have a material adverse effect on Seller.

                                    (ii) The execution and delivery of this
Agreement and the Other Seller Agreements (except any of such Other Seller Agreements that are consents), the consummation of the transactions contemplated hereby and thereby, and the fulfillment of the terms hereof and thereof, will not violate any provision of Seller's articles of incorporation or bylaws nor will they result in the breach of any term or provision of, or constitute a default under, or conflict with, or cause the acceleration of any obligation under, any loan agreement, note, debenture, indenture, mortgage, deed of trust, lease, contract, agreement or other obligation of any description of which such counsel has knowledge to which Seller is a party or by which Seller is bound, or any judgment, decree, order or award of any court, governmental body or arbitrator of which such counsel has knowledge, or any applicable law, rule or regulation.

                                    (iii) Seller has full power and authority to
execute, deliver and perform this Agreement, and this Agreement is the legal and binding obligation of Seller and is enforceable against Seller in accordance with its terms.

                                    (iv) Such counsel has no knowledge of any
suits, actions, claims, arbitrations, administrative or other proceedings or governmental investigations pending or threatened against or affecting Seller, its business or its assets and properties, or of any litigation affecting the right of Seller to enter into or perform this Agreement in any court or before or by any federal, state or governmental department or agency or of the existence of any order, judgment, decree or ruling of any court or governmental department or agency affecting Seller's business or its assets and properties.

                           (l) FINANCING. Purchaser shall have received proceeds
of its financing in an amount and on terms acceptable to Purchaser (in its reasonable discretion).

                                   ARTICLE VII
                                     CLOSING

                  7.1 TIME AND PLACE OF CLOSING. The transactions contemplated by this Agreement shall be consummated within 30 days after the fulfillment of all conditions precedent to closing set forth in Article VI hereof (the "Closing"), or at such later date as the parties may mutually agree in writing (the "Closing Date"), at 10:00 a.m., prevailing business time, at the offices of O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A., One East Camelback Road, Suite 1100, Phoenix, Arizona 85012-1656, or such other date, or at such other place, as shall mutually be agreed upon by Seller, Stockholders and Purchaser.

                  7.2 FORM OF DOCUMENTS. At the Closing, the parties shall deliver to the other the documents, and shall perform the other acts, that are set forth in this Article VII. All documents that Seller and/or Stockholders shall deliver shall be in form and content reasonably satisfactory to Purchaser. All documents that Purchaser shall deliver shall be in form and content reasonably satisfactory to Seller and Stockholders.

                  7.3 PURCHASER'S DELIVERIES. Subject to the fulfillment or written waiver of the conditions precedent set forth in Section 6.2, hereof, Purchaser, shall execute and/or deliver to Seller at the Closing all of the following:

                           (a) PURCHASE PRICE. That portion of the Purchase
Price to be paid in cash at the Closing by wire transfer.

                           (b) PURCHASER NOTE. The Purchaser Note and the
Security Agreement in each case in form and substance reasonably satisfactory to Seller and Purchaser, each executed by Purchaser.

                           (c) PURCHASER STOCK/DEBENTURE. The Purchaser Stock or
if an election is made by Seller in the event an initial public offering has not occurred, the Convertible Debenture.

                           (d) GOOD STANDING CERTIFICATE. A certificate of good
standing of Purchaser, issued not earlier than three (3) days prior to the Closing Date by the Secretary of the State of Delaware.

                           (e) BILL OF SALE; ASSUMPTION AGREEMENT. The Bill of
Sale and the Assumption Agreement, each executed by Purchaser.

                           (f) INCUMBENCY CERTIFICATE. An incumbency and
specimen signature certificate with respect to the officers of Purchaser executing this Agreement, and any other document delivered hereunder, on behalf of Purchaser.

                           (g) CORPORATE RESOLUTIONS. A certified copy of
resolutions of Purchaser's board of directors authorizing the execution, delivery and performance of this Agreement, the Other Purchaser Agreements, and the transactions contemplated hereby and thereby.

                           (h) OPINION OF COUNSEL. The legal opinion of
O'Connor, Cavanagh, Anderson, Killingsworth & Beshears, P.A.

                           (i) CLOSING CERTIFICATE. Purchaser's Closing
Certificate executed by the Purchaser.

                           (j) OTHER DOCUMENTS. The Lease Assumption Agreement,
the Kotch Employment Agreement, and the Escrow Agreement, all signed by Purchaser, and without limitation by specific enumeration of the foregoing, all other documents reasonably required by Seller to consummate the transaction herein contemplated.

                  7.4 SELLER'S AND STOCKHOLDERS' DELIVERIES. Subject to the fulfillment or waiver of the conditions set forth in Section 6.1 hereof, Seller and Stockholders shall deliver to Purchaser at the Closing physical possession of all Purchased Assets (other than the molds), and shall execute (where applicable in recordable form) and/or deliver to Purchaser all of the following:

                           (a) GOOD STANDING CERTIFICATES. Certificates of good
standing of Seller, issued not earlier than three (3) days prior to the Closing Date by the Secretary of State of California and by the Secretary of State of each state in which Seller is qualified to transact business.

                           (b) INCUMBENCY CERTIFICATE. An incumbency and
specimen signature certificate with respect to the officers of Seller executing this Agreement, and any other document delivered hereunder, on behalf of Seller.

                           (c) CORPORATE RESOLUTIONS. A certified copy of
resolutions of Seller's board of directors and stockholders authorizing the execution, delivery and performance of this Agreement, the Other Seller Agreements, and the transactions contemplated hereby and thereby.

                           (d) BILL OF SALE; ASSUMPTION AGREEMENT. The Bill of
Sale and the Assumption Agreement executed by Seller, transferring, conveying and assigning all of the Purchased Assets to Purchaser, free and clear of any and all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, subject only to the Assumed Liabilities.

                           (e) CLOSING CERTIFICATE. Seller's Closing Certificate
executed by Seller and Stockholders.

                           (f) OPINION OF COUNSEL. The legal opinion Arter &
Hadden.

                           (g) CONSENTS AND ESTOPPEL LETTERS. All consents and
estoppel letters referred to in Section 5.2(e) for the assignment of the Purchased Assets, or permitted alternate arrangements with respect thereto.

                           (h) THE LEASE. The Lease Assumption Agreement
executed by Seller.

                           (i) EMPLOYMENT AGREEMENT. The Employment Agreement
executed by Gerald Kotch.

                           (j) SUBSCRIPTION AGREEMENT. A Subscription Agreement
executed by Seller with respect to the Purchaser Stock or Convertible Debenture, as the case may be.

                           (k) STOCK ESCROW AGREEMENT. The Stock Escrow
Agreement (the "Escrow Agreement"), in form and substance reasonably satisfactory to Seller and Purchaser, executed by Seller, Stockholders and the Representative (as defined therein).

                           (l) OTHER DOCUMENTS. Without limitation by specific
enumeration of the foregoing, all other documents reasonably required to consummate the transaction herein contemplated including, without limitation, all documents and instruments reasonably requested by Purchaser to assure itself that it receives good and marketable title to the Purchased Assets free and clear of all liens, claims, charges, liabilities, encumbrances and security interests of every kind and nature, subject only to the Assumed Liabilities.

                                  ARTICLE VIII
                             POST-CLOSING AGREEMENTS

                  8.1 MAINTENANCE OF EXISTENCE. Seller shall retain its corporate existence and Stockholders shall cause Seller to remain in good standing under the laws of the State of California at least until December 31, 1997.

                  8.2 USE OF TRADEMARKS. Neither Seller nor any Stockholder shall use or license or authorize any third party to use, any name or trademark that is deceptively similar to any of the names or trademarks that are included among the Purchased Assets.

                  8.3 BACK-UP. Seller and Stockholders shall, at Purchaser's cost and request, furnish complete detailed back-up material with respect to the Purchased Assets, the past financial statements of Seller and the Assumed Liabilities as are then in Seller's or Stockholders' possession or are otherwise reasonably available to Seller or Stockholders, provided that Purchaser executes and delivers to Seller and Stockholders a confidentiality agreement in a form reasonably acceptable to Seller and Stockholders with respect to the past financial statements and with respect to any contract or other agreement that contains confidentiality provisions.

                  8.4 THIRD-PARTY CLAIMS. The parties shall cooperate with each other with respect to the prosecution or defense of any claims or litigation made or commenced by or against third parties subsequent to the Closing Date regardless of whether such claims or litigation are subject to the indemnification provisions contained in Article X, and access to the books and records of Seller pertaining to a state of facts in existence on or prior to the Closing Date shall be provided.

                  8.5 FURTHER ASSURANCES. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Purchased Assets to Purchaser on the terms herein contained, and to otherwise comply with the terms of this Agreement and consummate the transaction herein provided.

                  8.6 PAYMENTS OF ACCOUNTS RECEIVABLE.

                           (a) DELIVERY OF ACCOUNTS RECEIVABLE. In the event
Seller shall, after the Closing, receive any instruments of payment of any of the Accounts Receivable, Seller shall immediately thereafter deliver it to Purchaser, endorsed where necessary, without recourse, in favor of Purchaser.

                           (b) NONPAYMENT OF CURRENT ACCOUNTS RECEIVABLE. In the
event any Account Receivable which was not excluded in calculating Total Current Assets is not fully paid to Purchaser within ninety (90) days of the Closing, Purchaser may tender it to Seller for the immediate payment by Seller at the face amount or the unpaid portion thereof. If payment is not made as provided herein then, without limitation of any other remedy available to it, Purchaser may offset any amount owed by it (i) first, under the Purchaser Note and (ii) second, if the remaining amounts owed by Purchaser under the Purchaser Note are insufficient to satisfy the unpaid portion of an Account Receivable, then as provided in the Escrow Agreement.

                  8.7 GUARANTEE RESPECTING SHADED SALONWEAR. In the event that any of the shaded salonwear listed on Schedule 4.4(f)(ii) hereto remains unsold after 120 days following the Closing Date, Purchaser may reduce any amount owed by it to Gerald Kotch under the Employment Agreement by the amount of the Purchase Price paid by Purchaser for such Inventories as set forth in Schedule 4.4(f)(ii).

                                   ARTICLE IX
                            POST CLOSING OBLIGATIONS

                  9.1 OBLIGATIONS OF SELLER AND STOCKHOLDERS.

                           (a) TRADE SECRETS AND OTHER INFORMATION. After the
Closing, neither Seller nor any Stockholder will communicate or divulge to, or use for the benefit of, any person, firm or corporation other than Purchaser, or its or their agents and representatives, any of the trade secrets, methods, formulas, business and/or marketing plans, processes or any other proprietary or confidential information with respect to Purchaser or Seller, and its or their business, financial condition, business operations or methods, or business prospects. The preceding sentence shall not apply to information that (i) is, was or becomes generally known or available to the public or the industry other than as a result of a disclosure by Seller or any Stockholder in violation of this Agreement, or (ii) is required to be disclosed by law, including in connection with any legal proceeding or a tax return or audit. Seller and Stockholders shall advise Purchaser, in writing, of any request, including a subpoena or similar legal inquiry, to disclose any such confidential information, such that Purchaser can seek appropriate legal relief.

                           (b) EQUITABLE RELIEF. Each of Seller and Stockholders
acknowledges that the covenant contained in paragraph (a) of this Section 9.1 is a material inducement for Purchaser to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, each Stockholder acknowledges that the restriction contained in paragraph (a) of this Section 9.1 is reasonable and necessary for the protection of Purchaser's investment in the Purchased Assets, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by any Stockholder of any of the provision of paragraph (a) of this Section 9.1, Purchaser shall be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining the breaching entity from the activity or threatened activity constituting, or that would constitute, a breach of this Agreement, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such a violation, which right shall be cumulative and in addition to any other rights or remedies to which Purchaser may be entitled.

                  9.2 OBLIGATIONS OF PURCHASER.

                           (a) REGISTRATION RIGHTS. For purposes of this Section
9.2:

                                    (i) The terms "register", "registered", and
"registration" refer to a registration effected by preparing and filing a registration statement on Form S-1 or Form SB-2 or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document;

                                    (ii) The term "Registrable Securities" means
the shares of Common Stock issuable in accordance with Section 3.2(c) hereof;
and

                                    (iii) The term "Holders" means the
Stockholders.

                           (b) PIGGYBACK REGISTRATION. Commencing 180 days after
the Purchaser has completed an initial registered offering of its Common Stock, if Purchaser proposes to register (including for this purpose a registration effected by Purchaser for stockholders other than the Holders) any of its shares of Common Stock under the 1933 Act in connection with the public offering of such securities solely for cash (other than a registration of securities to be offered to employees pursuant to an employee benefit plan on Form S-8, a registration in connection with an exchange offer or any acquisition, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), Purchaser shall give each Holder written notice of such proposed registration at least thirty (30) days prior to filing the registration statement respecting such proposed registration. Upon the written request of any Holder given within twenty (20) days after the giving of such notice by Purchaser in accordance with Section 12.3, Purchaser shall cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered, subject to Sections 9.2(c) and (e) hereof.

                           (c) INFORMATION CONCERNING HOLDER. It shall be a
condition precedent of the obligations of Purchaser to take any action pursuant to this Section 9.2 that the selling Holders shall furnish to Purchaser such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                           (d) EXPENSES. All expenses incurred in connection
with the registration pursuant to Section 9.2 (other than underwriter's commissions and fees or any fees of others employed by selling Holder, including attorneys' fees), including without limitation all registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for Purchaser, shall be borne by Purchaser.

                           (e) ACCEPTANCE OF UNDERWRITING AGREEMENT. Purchaser
shall not be required under Section 9.2 to include any of the Registrable Securities in an underwriting of securities being issued by

Purchaser unless all the Holders thereof accept the terms of the underwriting agreement as agreed upon between Purchaser and the underwriter selected by Purchaser, and then only in such quantity, if any, as will not, in the opinion of the managing underwriter, jeopardize or in any way reduce the success of the offering by Purchaser.

                           (f) EXPIRATION OF REGISTRATION RIGHTS. Any obligation
of Purchaser to register the Registrable Securities pursuant to this Section 9.2(f) shall expire on the third anniversary of the receipt by Holders of the Common Stock.

                                    ARTICLE X
                                 INDEMNIFICATION

                  10.1 INDEMNIFICATION BY SELLER AND STOCKHOLDERS.

                           (a) GENERAL. Seller and Stockholders, severally and
not jointly, covenant and agree to defend, indemnify and hold Purchaser harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity), whether or not involving a third-party claim arising, directly or indirectly, from or in connection with: (i) any of the liabilities of Seller, not expressly assumed hereunder; or (ii) the failure to comply with, or the breach, or the default by Seller or Stockholder of any of the covenants, warranties or agreements made by Seller or any Stockholder contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement. Purchaser shall be entitled to offset any amount owed to Purchaser under this Article X or under Section 9.1 by Seller or any Stockholder against the Purchaser Stock or the Convertible Debenture (in each such case as provided in accordance with the Stock Escrow Agreement), to Seller or any Stockholder or affiliate. To the extent that any claim covered by this indemnity can be offset by a claim or right included in the Purchased Assets pursuant to Section 1.2(d) hereof, Purchaser shall first assert such claims or rights prior to seeking indemnification pursuant to this Section 10(a).

                           (b) BULK SALES MATTERS. Purchaser hereby waives
compliance by Seller with the provisions of the Bulk Sales Law of any state, and Seller warrants and agrees to pay and discharge when due all claims of Seller's creditors which could be asserted against Purchaser by reason of such non-compliance. Seller and each of the Stockholders, jointly and severally, hereby indemnify and agree to hold Purchaser harmless from, against and in respect of (and shall on demand reimburse Purchaser for) any loss, liability, cost or expense, including, without limitation, attorneys' fees, suffered or incurred by Purchaser by reason of the failure of Seller to pay or discharge such claims.

                           (c) EXCLUSION FROM INDEMNIFICATION. Seller and
Stockholders shall have no obligation to defend, indemnify or hold Purchaser harmless pursuant to Section 10.1 hereof with respect to any liability that is included within the Assumed Liabilities expressly set forth in Section 2.1 hereof or any liability covered by Purchaser's indemnification obligations under
Section 10.2 hereof.

                           (d) LIMITATION ON INDEMNITY. Seller and Stockholders
shall have no obligation to defend, indemnify, or hold Purchaser harmless pursuant to this Section 10.1 for any claim or other matter otherwise covered by this Section 10.1 unless such claim or other matter exceeds $1,000. In no event shall the aggregate liabilities of Seller or any Stockholder under or in connection with this Agreement or the transactions contemplated hereby, including, without limitation, liabilities under Section 10.1 exceed his or its pro rata share of the Purchase Price. The limitation set forth in this subsection shall not apply to (i) with respect to each Stockholder, any claim or other loss caused by fraud or willful or wanton misconduct by such Stockholder or, (ii) with respect to Seller, Hammer Trust and Kotch only, any breach of the representations contained in Section 4.4(g) to the extent the breach applies to the Redken Agreement.

                  10.2 INDEMNIFICATION BY PURCHASER.

                           (a) GENERAL. Purchaser covenants and agrees to
defend, indemnify and hold Seller and Stockholders harmless for, from and against any and all damages, losses, liabilities (absolute and contingent), fines, penalties, costs and expenses (including, without limitation, reasonable counsel fees and costs and expenses incurred in the investigation, defense or settlement of any claim covered by this indemnity), whether or not involving a third-party claim arising, directly or indirectly from or in connection with:
(i) the inaccuracy of any of the representations or warranties of Purchaser contained in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; (ii) any Assumed Liabilities; (iii) the failure to comply with, the breach or the default by Purchaser of any of the covenants, warranties or agreements made by Purchaser in this Agreement, or any of the agreements, certificates, documents, exhibits or schedules delivered in connection with this Agreement; or (iv) the operation of Seller's Business following the Closing.

                           (b) EXCLUSION FROM INDEMNIFICATION. Purchaser shall
have no obligation to defend, indemnify and hold Seller or any Stockholder harmless pursuant to Section 10.2(a) hereof with respect to any liability that is an Excluded Liability set forth in Section 2.2 hereof or any liability covered by Seller's and Stockholders' indemnification obligations under Section
10.1 hereof.

                           (c) LIMITATION ON INDEMNITY. Purchaser shall have no
obligation to defend, indemnify, or hold Seller or any Stockholder harmless pursuant to this Section 10.2 for any claim or other matter otherwise covered by this Section 10.2 unless such claim or other matter exceeds $1,000. In no event shall the aggregate liabilities of Purchaser under this Section 10.2 exceed the Purchase Price; provided, however, that this limitation shall not apply to any claim against Seller, Hammer Trust or Kotch arising as a result of Purchaser's failure to assume Seller's obligations under the Redken Agreement. The limitation set forth in this subsection shall not apply to any claim or other loss caused by fraud or willful or wanton misconduct.

                           (d) JOHN HAMMER INDEMNIFICATION. In connection with
Purchaser's assumption of the Redken Guarantee by John Hammer, Purchaser shall indemnify, defend and hold John Hammer harmless with respect to any liability arising under such Redken Guarantee from and after the Closing Date. The limitation set forth in Section 10.2(c) shall not apply to the indemnification set forth in this Section 10.2(d).

                  10.3 NOTICE AND RIGHT TO DEFEND THIRD-PARTY CLAIMS. Promptly upon receipt of notice of any claim, demand or assessment or the commencement of any suit, action or proceeding with respect to which indemnity may be sought pursuant to this Agreement, the party seeking to be indemnified or held harmless (the "Indemnitee") shall notify in writing, within sufficient time to respond to such claim or answer or otherwise plead in such action (but in any event within ten (10) days), the party from whom indemnification is sought (the "Indemnitor"). In case any claim, demand or assessment shall be asserted, or suit, action or proceeding commenced against the Indemnitee, the Indemnitor shall be entitled, at the Indemnitor's expense, to participate therein and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, at its own expense, with counsel satisfactory to the Indemnitee, whose consent to the selection of counsel shall not be unreasonably withheld or delayed. The Indemnitor shall have the right to settle or compromise monetary claims without the consent of Indemnitee; however, as to any other claim, the Indemnitor shall first obtain the prior written consent from the Indemnitee, which consent shall be exercised in the sole discretion of the Indemnitee. After notice from the Indemnitor to the Indemnitee of Indemnitor's intent so to assume the defense, conduct, settlement or compromise of such action, the Indemnitor shall not be liable to the Indemnitee for any legal or other expenses (including, without limitation, settlement costs) subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement of such action while the Indemnitor is diligently defending, conducting, settling or compromising such action. The Indemnitor shall keep the Indemnitee apprised of the status of the suit, action or proceeding and shall make Indemnitor's counsel available to the Indemnitee to advise the Indemnitee of the status, at the Indemnitor's expense, upon the request of the Indemnitee. The Indemnitee shall cooperate with the Indemnitor in connection with any such claim and shall make personnel, books and records and other information relevant to the claim available to the Indemnitor to the extent that such personnel, books and records and other information are in the possession and/or control of the Indemnitee. If the Indemnitor decides not to participate, the Indemnitee shall be entitled, at the Indemnitor's expense, to defend, conduct, settle or compromise such matter with counsel satisfactory to the Indemnitor, whose consent to the selection of counsel shall not be unreasonably withheld or delayed.

                  10.4 EXCLUSIVE REMEDIES. The indemnification and defense provided in this Article X is the sole and exclusive remedy of the parties hereto for any matter arising under this Agreement after the Closing Date except to the extent that the claim, demand or assertion arises from fraud or willful or wanton misconduct of one or more parties to this Agreement.

                                   ARTICLE XI
                                   TERMINATION

                  11.1 RIGHT TO TERMINATE. Notwithstanding anything to the contrary contained herein, this Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing: (a) by Seller if the conditions precedent set forth in Section 6.1 are not satisfied or waived in writing by Seller; (b) by Purchaser if the conditions precedent set forth in
Section 6.2 are not satisfied or waived in writing by Purchaser; or (c) by either Seller or Purchaser if the Closing has not occurred by December 31, 1996. In addition, in the event Purchaser has not acknowledged in writing to Seller and the Stockholders by November 30, 1996 that the conditions set forth in Sections 6.2(h) and 6.2(i) have been satisfied, Seller and the Stockholders may terminate this Agreement.

                  11.2 REMEDIES. No party shall be limited to the termination right granted in Section 11.1 hereof by reason of the nonfulfillment of any condition precedent to such party's closing obligations or a breach of another party's representations and warranties, but may, in the alternative, elect to do one of the following:

                           (a) PROCEED TO CLOSE. Proceed to Closing despite the
nonfulfillment of any condition precedent to its obligation to proceed to Closing, it being understood that consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto.

                           (b) DECLINE TO CLOSE. Decline to proceed to Closing,
terminate this Agreement as provided in Section 11.1 hereof, and thereafter seek damages to the extent permitted in Sections 11.4 and 11.5 hereof.

                  11.3 EVENTS ON TERMINATION. In the event the transactions contemplated hereby shall fail to be consummated for any reason whatsoever, the officers, directors, agents and representatives of Seller and Stockholders shall return to Purchaser, and Purchaser, its officers, directors, agents and representatives shall return to Seller, all written material obtained in connection with the proposed transactions, and shall keep confidential all confidential information acquired and shall not use such confidential information to unfairly compete with the other. Further, Purchaser shall destroy any internal analysis and spread sheet data compiled utilizing confidential or financial information pertaining to Seller. In the event this Agreement is terminated by Purchaser pursuant to Section 11.1(b) hereof (except by reason of failure of the conditions set forth in Sections 6.2(h) or 6.2(i) hereof), Seller and Stockholders shall immediately repay to Purchaser the Earnest Deposit. Except as provided in the preceding sentence and except in the event of any violation or breach by Seller or a Stockholder of any of its or his obligations hereunder that gives rise to the termination of this Agreement, Seller and Stockholders shall be entitled to retain the Earnest Deposit.

                  11.4 RIGHT TO DAMAGES. If this Agreement is terminated, no party hereto shall have any liability or obligation to the other; provided, however, that each party shall remain liable for (i) any wanton or willful breach of any of the party's representations and warranties or the terms of this Agreement; (ii) any wanton or willful failure by the party to perform any of his or its obligations or agreements contained in this Agreement; or (iii) any violation or breach of the party's obligations pursuant to Sections 5.2(b), 5.2(c) or 11.3 hereof or any other section hereof that specifically survives termination of this Agreement, in which case the party shall be liable for all of the other parties' out-of-pocket costs and expenses that were incurred in connection with the negotiations, due diligence reviews, preparation of this Agreement, and all of the other documents related to this transaction, and those costs and expenses that are incurred by the other party in pursuing such rights and remedies (including reasonable attorneys' fees).

                  11.5 RIGHT TO DAMAGES. If Seller and or any Stockholder fails to proceed with the Closing for any reason other than in accordance with Section
11.1 hereof, Seller and Stockholders shall be jointly and severally liable to pay Purchaser (a) out of pocket expenses (including all legal and accounting fees and expenses) up to $25,000 (the "Termination Fee"), and (b) the Earnest Deposit, which amount shall be payable by wire transfer of same day funds within two (2) days after the date such amount becomes due. Seller and Stockholders acknowledge that the agreements contained in this Section 11.5 are an integral part of the transactions contemplated by this Agreement and that without these agreements, Purchaser would not enter into this Agreement; accordingly, if Seller and Stockholders fail to promptly pay the Termination Fee, Seller and Stockholders shall also pay Purchaser all its costs and expenses incurred by it in pursuing payment of such Termination Fee (including reasonable attorneys' fees).

                  11.6 LIMITATION ON DAMAGES. None of the damages permitted to either party under this Article XI shall exceed the Purchase Price except to the extent the damages result from fraud or willful or wanton misconduct of one or more parties to this Agreement.

                                   ARTICLE XII
                                  MISCELLANEOUS

                  12.1 ASSIGNABILITY. Purchaser may assign all or part of its rights under this Agreement to any entity which it controls, is controlled by or is under common control with, and which entity shall assume all of Purchaser's obligations hereunder with respect to the rights so assigned; provided, however, that any such assignment shall be subject to Seller's consent, which consent shall not be unreasonably withheld.

                  12.2 FEES. Seller, Stockholders and Purchaser each represent and warrant to the other that the respective warrantor has not dealt with and is not aware of any dealings with any person, firm or corporation who is or may be entitled to a broker's commission, finder's fee, investment banker's fee or similar payment from the other party for arranging these transactions or introducing the parties to each other. Except as otherwise provided in this Agreement, Seller and Stockholders shall be solely responsible for their own fees and expenses incurred in connection with the negotiation, execution and consummation of this transaction, including without limitation legal and accounting fees and expenses, none of which shall be borne directly or indirectly by Purchaser. Purchaser shall be solely responsible for its own fees and expenses incurred in connection with the negotiation, execution and consummation of this transaction, including without limitation legal and accounting fees and expenses, none of which shall be borne by Stockholders or Seller.

                  12.3 NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be deemed given when delivered in person, or three (3) business days after being placed in the hands of a courier service (e.g., DHL or Federal Express) prepaid or faxed provided that a confirming copy is delivered forthwith as herein provided, addressed as follows:

                           If to Seller:

                                    Kotchammer Investments, Inc.
                                    5959 Topanga Canyon Boulevard, Suite 175
                                    Woodland Hills, California 91367
                                    Attention:  Gerald Kotch
                                    FAX:  (818) 999-1638

                                    With a copies to:

                                    John M. Hammer
                                    300 East 56th Street, No. 28F
                                    New York, New York 10022
                                    and

                                    Arter & Hadden
                                    5959 Topanga Canyon Boulevard, Suite 175
                                    Woodland Hills, California 91367
                                    Attention:  Michael Lewis, Esq.
                                    FAX: (818) 346-6502

                           If to Stockholders:

                                    John M. Hammer and Sonja J. Hammer,
                                      Trustees of the Hammer Family Living Trust
                                      dated July 3, 1993
                                    300 East 56th Street, No. 28F
                                    New York, New York 10022
                                    FAX:
                                         ------------------------------

                                    Gerald Kotch

                                    -----------------------------------

                                    -----------------------------------
                                    FAX:
                                         ------------------------------

                                    The Jones Family Trust
                                      dated December 19, 1989

                                    -----------------------------------

                                    -----------------------------------
                                    FAX:
                                         ------------------------------

                           If to Purchaser:

                                    Styling Technology Corporation
                                    One East Camelback Road, Suite 1100
                                    Phoenix, Arizona 85012

                                    With a copy to:

                                    O'Connor, Cavanagh, Anderson,
                                      Killingsworth & Beshears, P.A.
                                    One East Camelback Road, Suite 1100
                                    Phoenix, Arizona 85012-1656
                                    Attention:  Robert S. Kant, Esq.
                                    FAX:  (602) 263-2900

and/or to such other respective addresses and/or addressees as may be designated by notice given in accordance with the provisions of this Section.

                  12.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by each of the parties hereto shall survive the Closing for a period of two (2) years.

                  12.5 LEGAL AND OTHER COSTS.

                           (a) Subject to Article X hereof, in the event any
party defaults (the "Defaulting Party") in his or its obligations under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party, then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

                           (b) Subject to Article X hereof, in the event that
the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of ten percent (10%) per annum (but if such rate is not permitted under the laws of the State of California, then at the highest rate which is permitted to be paid under the laws of the State of California) during the period between the date such payment should have been made hereunder and the date of the actual payment thereof.

                  12.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. Each exhibit and schedule shall be considered incorporated into this Agreement. Any amendments or alternative or supplementary provisions to this Agreement must be made in writing and duly executed by an authorized representative or agent of each of the parties hereto.

                  12.7 NON-WAIVER. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. A breach of any representation, warranty or covenant shall not be affected by the fact that a more general or more specific representation, warranty or covenant was not also breached.

                  12.8 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

                  12.9 SEVERABILITY. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.




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
                  12.10 APPLICABLE LAW. This Agreement shall be governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the internal laws of the State of California applicable to contracts made in that state.

                  12.11 CONSTRUCTION. The parties hereto acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by the respective legal counsel for the parties hereto and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party shall be drawn from the fact that one party has drafted any portion hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SELLER:                                 STOCKHOLDERS:

KOTCHAMMER INVESTMENTS, INC.            JOHN M. HAMMER AND SONJA J.
                                        HAMMER, Trustees, The Hammer Family
                                        Living Trust dated July 3, 1993
By:
      -----------------------------
Name:
      -----------------------------
Its:                                    By:
      -----------------------------           -----------------------------
                                              John Hammer, Trustee


PURCHASER:                              By:
                                              -----------------------------
STYLING TECHNOLOGY CORPORATION                Sonja Hammer, Trustee

                                        THE JONES FAMILY TRUST dated December
By:                                     19, 1989
      -----------------------------
Name:
      -----------------------------
Its:
      -----------------------------
                                        By:
                                              -----------------------------
                                              Wally Jones, Trustee


                                        By:
                                              -----------------------------
                                              Betty Jones, Trustee




                                        -----------------------------------
                                        Gerald Kotch




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